EXHIBIT 10.2
                                      to
  INTEGRATED DATA CORP FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 2006
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                             EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 2nd day of August, 2007 by and between Integrated Data Corp., a Delaware corporation ("Company"), and David C. Bryan ("Executive").

     WHEREAS, Company desires to employ Executive as its President and Executive desires to be employed by Company, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

     1. Employment and Term. Company hereby employs Executive and Executive hereby accepts employment for a term commencing on 1 September 2007 and continuing until 1 September 2010, unless sooner terminated as provided for in this Agreement. Company and Executive have the option to renegotiate this Agreement beyond the three-year period. Executive hereby warrants and represents to Company that he is free to enter into this Agreement and is not a party to any agreement, written or otherwise, or bound by any restrictions, which limit or restrict him from entering into this Agreement or performing the services, duties and responsibilities called for hereunder.

     2.  Duties.

          2.1 Executive shall have the title of President of the Company. Executive shall perform such executive duties of the Company as are customarily commensurate with such position, as well as those as may be, from time to time, requested of him by the Company's Board of Directors ("Board") or its Chief Executive Officer ("CEO"). Executive shall report to the CEO and Board. The Company shall indemnify the Executive for all acts performed as an officer of the Company to the maximum extent permitted by law. The Company shall maintain Directors & Officers liability insurance in such amounts as are determined by the Board of Directors, which shall include coverage of the Executive.

          2.2 Except for required travel on Company business, Executive shall perform his duties and responsibilities in the greater Philadelphia area. The Company shall furnish Executive with personal computer, Internet service, telecom service, and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of his duties hereunder. Company shall pay for all usage, maintenance, and reasonable upgrades of such equipment mentioned in this Section.

     3.  Compensation.

          3.1 For all duties and responsibilities to be performed by Executive hereunder, Executive shall be entitled to receive an annual salary as set forth below ("Base Salary"). The Base Salary, less any sums required to be withheld by law, shall be payable in equal monthly installments or such other more frequent regular installments as the Company may, from time to time, determine. For purposes hereof, Base Salary shall be:

               3.1.1 For the twelve-month period commencing with the date hereof ("Contract Year 1"), the Base Salary shall be One Hundred Eighty Thousand Dollars ($180,000) or $15,000 per month.

               3.1.2 For Contract Year 2, the Base Salary shall be One Hundred Ninety-two Thousand Dollars ($192,000) or $16,000 per month.

               3.1.3 For Contract Year 3, the Base Salary shall be Two Hundred Six Thousand Four Hundred Dollars ($206,400) or $17,200 per month.

          3.2 At the discretion of the Board, Executive may receive additional incentive compensation from time to time which can take the form of cash, grants of the Company's common stock, grants of options to purchase shares of the Company's common stock, and/or some other form of mutually agreeable compensation.

     4. Fringe Benefits. Company shall pay for or provide the Executive with the following benefits:

          4.1 Executive shall be entitled to take a reasonable amount of paid time off for vacation, personal, and sick days.

          4.2 Executive shall be entitled to paid time off for all Company holidays.

          4.3 Executive and his immediate family shall be entitled to participate in the Company benefits program for medical insurance and dental insurance. If no such program exists, the Executive shall have the right to purchase his own family healthcare insurance and the Company shall reimburse Executive for all healthcare insurance premiums.

          4.4 Executive shall be entitled to participate in any or all Company-sponsored benefits programs including, but not limited to, long-term disability insurance, short-term disability insurance, and life insurance.

          4.5 Executive shall be entitled to participate in such other employee benefits maintained by the Company for its senior executives and key management employees, including all 401(k), pension, profit sharing, retirement, stock bonus and stock option plans, to the extent Executive is eligible to participate pursuant to the terms and conditions of such plans.

          4.6 Executive shall be reimbursed in a timely manner for all items of travel, entertainment and miscellaneous expenses which Executive reasonably incurs in connection with the performance of his duties hereunder, provided that the Executive submits to the Company such statements and other evidence supporting said expenses as the Company may reasonably require.

     5. Termination of Employment. The employment of Executive and Company's liability and obligations hereunder shall terminate as follows:

          5.1 Death. This Agreement shall terminate immediately upon the death of Executive. In such event, Executive's estate or the person he designates in writing shall be paid the balance of any unpaid aggregate Base Salary remaining under this Agreement or twelve (12) months of Base Salary, whichever is greater. The Company also shall pay the health insurance premiums (COBRA or equivalent) for Executive's dependents for a period of twelve (12) months if such coverage is desired by Executive's dependents.

          5.2 Disability. This Agreement shall terminate immediately upon long-term Disability of Executive. Disability shall exist if, due to a mental or physical condition, Executive is determined to be unable to perform his duties and responsibilities hereunder for a continuous period of two (2)
months.   Disability shall be conclusively established by written
certification by two (2) licensed, disinterested physicians selected as mutually agree upon between Company and Executive. In the event the two (2) physicians disagree, a third physician shall be selected by the two physicians to break such impasse. The costs associated with the determination of Disability shall be borne equally between Company and Executive. In the event of Disability, Executive shall be entitled to receive his Base Salary in accordance with Section 3 for a period of six (6) months following the onset of Disability.

          5.3 For Cause. The Company may discharge the Executive for Cause and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable judgment of the
Company:

               5.3.1 Willfully fails to perform any reasonable and lawful directive of the Company's Board of Directors or CEO after Executive is given written notice of his failure and continues 30 days after Executive's receipt of such notice to cure such failure.

               5.3.2 Materially breaches any of the agreements, duties, responsibilities or obligations under this Agreement after Executive is given written notice of his breach and continues 30 days after Executive's receipt of such notice to cure such breach.

               5.3.3 If the Executive engages in misconduct injurious to the Company as determined in good faith by the Board of Directors.

               5.3.4 Is convicted of a felony or any crime involving larceny, embezzlement or moral turpitude.

          5.4 Good Reason/Without Cause. In the event that Executive's employment is terminated by the Company without Cause (as defined in Section 5.3) for a reason other than Death or Disability, or Executive resigns for "Good Reason", as defined below, then, in such event the Executive shall be paid the balance of any unpaid aggregate Base Salary remaining under this Agreement.

For purposes of this Section 5.4, "Good Reason" shall mean:

               (i) An assignment to the Executive of any duties inconsistent with the Executive's responsibilities, authority or duties hereunder.

               (ii) Failure by the Company to comply with the provisions of this Agreement.

               (iii) Ill health of Executive or a member of his family, or any other compelling personal circumstance, which, in the mutual discretion of the Executive and the Chairman of the Company, makes the Executive's continued employment hereunder impossible, or inappropriate.

          5.5 Executive may voluntarily terminate his employment under this Agreement without Good Reason, as defined in Section 5.4 above, by giving the Company thirty (30) days prior written notice thereof, and upon the expiration of such thirty (30) day period, Executive's employment under this Agreement shall terminate, and Company shall have no further obligation or liabilities under this Agreement except to pay the Executive the portion, if any, that remains unpaid of the Base Salary for the period up to the date of termination. Resignation as defined herein must be in written form to the Board, witnessed and signed by the Executive.

     6.  Surrender or Books and Records/Confidentiality.

          6.1 Executive acknowledges that all lists, books, records, literature, products and any other materials owned by Company or its affiliates or used by them in connection with the conduct of their business, shall at all times remain the property of Company and its affiliates and that upon termination of employment hereunder, irrespective of the time, manner or cause of said termination, Executive will surrender to Company and its affiliates all such lists, books, records, literature, products and other materials.

          6.2 Confidential Information and Property. The Executive acknowledges that Company owns, directly or through its affiliates and subsidiaries, a variety of proprietary information which is confidential, valuable and essential to the ongoing conduct of Company's business. The Executive further recognizes that this proprietary information may include, but is not limited to, project plans, marketing plans, financial information, and strategic plans. The Executive further recognizes that Company's proprietary information may appear in written form or in other tangible media which are not labeled or otherwise identified as being "confidential" or "proprietary" ("Confidential Property"). Confidential Property, however, shall not include any information, which (i) is already known to the general public or (ii) is approved for release by written authorization of the Company. With respect to Confidential Property, Executive, during the course of his employment and following the termination of his employment for any reason, shall:

               6.2.1 Retain such information in confidence and refrain from publishing, making available or otherwise disclosing such information to any third party except with the prior written consent of an authorized representative of the Company.

               6.2.2 Use all reasonable precautions to assure that such information is properly protected and disclosed only to other authorized personnel within the Company for proper use thereby; and

               6.2.3 Refrain from making copies of written material or tangible objects embodying such information, except as (and only to the extent that) such copies are required in the performance of Executive's duties for the Company.

Executive further acknowledges that all such Confidential Property is owned solely by Company, shall remain the exclusive property of Company and that the unauthorized disclosure or use of such Confidential Property by Executive will cause irreparable harm to Company. Executive agrees to use or cause such Confidential Property to be used only in a manner consistent with the terms and conditions of this Agreement, and not otherwise for the use or advantage of Executive or others, and Executive shall not communicate or disclose any Confidential Property to any third persons, except to the extent required by law, to enforce the Agreement or to obtain confidential legal, tax, or financial advice with respect thereto.

Upon termination of Executive's engagement, for any reason whatsoever, Executive must deliver to Company all written and/or tangible materials, including all copies thereof, embodying any Confidential Property, in Executive's possession or control, including, but not limited to, letters, memoranda, reports, notes, notebooks, lists, books of accounts, data, disks, drawings, prints, plans, specifications, tapes, and other data storage media and the like.

     7.  Miscellaneous.

          7.1 Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall be sufficient when delivered personally, or three (3) days after mailing by registered or certified mail, return receipt requested, or the next day if sent by nationally recognized overnight courier with proof of delivery, in each case postage prepaid, addressed as follows:

               If to the Company:    Integrated Data Corp.
                                     3422 Old Capitol Trail, Suite 741
                                     Wilmington, DE  19808-6192
                                     Attn:  Board of Directors

               If to the Executive:  David C. Bryan
                                     252 Chamounix Circle
                                     St. Davids, PA  19087-3606

The foregoing addressees may be changed at any time by notice given in the manner herein provided.

          7.2 This Agreement constitutes the entire understanding and agreement between Company and Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and the Company.

          7.3 This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

          7.4 No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

          7.5 This Agreement shall be governed by the statutes and common laws of the State of Delaware, excluding its choice of law Statutes or common law.

          7.6 The headings of the various sections and paragraphs have been included herein for convenience only and shall not be construed in interpreting this Agreement.

          7.7 If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall, nevertheless, remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

          7.8 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officers on the date first above written.


INTEGRATED DATA CORP.                     EXECUTIVE


By:  /s/ Abe Carmel                       By:  /s/ David C. Bryan
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     Abe Carmel                                David C. Bryan
     Chief Executive Officer


ATTEST:


By:  /s/ Stuart W. Settle, Jr.
     -------------------------
     Stuart W. Settle, Jr.
     Secretary